Exhibit 10.16

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT TO CONTRACT MANUFACTURER AGREEMENT

This Amendment to Manufacturing Services Agreement (this “Amendment”) is effective as of January 26, 2018 by and between Paramit Corporation. (“Paramit”), and Outset Medical, Inc. (referred to in this agreement as “Customer”). All capitalized terms not specifically defined in this Amendment shall have the same meanings ascribed to such terms in the Manufacturing Services Agreement (as defined below).

Recitals

WHEREAS, Paramit and Customer entered into that certain Manufacturing Services Agreement (“MSA”) with an effective date of April 15, 2016.

WHEREAS, Paramit and Customer desire to amend the MSA as set forth below. NOW THEREFORE, the parties agree as follows:

Agreement

1.	The following provision is hereby added to the MSA as Section 2 (g):

(g). Supply Exclusivity. Customer agrees to a [***] manufacturing and supply exclusivity with Paramit, [***]. During the specified time, Paramit shall manufacture all Customer’s Commercial demand, which means all demand, except Customer internal needs to build systems for R&D reliability, cost reduction efforts and building demo units for Marketing purposes for the next generation Tablo Product, currently known as Tablo X and all its variations. As part of the regular business reviews, both parties will discuss and define future business extension. Supply exclusivity would be limited to Tablo X and its configuration(s). Customer may seek alternate internal/ external supply options for other Product(s) that are not based on Tablo X platform with variations.

2.	Section 25.(p) of the MSA is deleted in its entirety and replaced with the following:

(P). Cost Reductions. If Paramit efforts lead to cost reductions, [***]. If cost savings result from· Customer efforts, such as SOM or design changes, [***]. For significant cost savings projects, Paramit will submit to the Customer a proposal which outlines the anticipated material cost reduction in advance of pursuing the cost reduction project. The proposal should include at least the following elements: (A) parts to be impacted; (B) timeline for implementation; (C) expected cost reduction value; and (D) cost, if any, to implement the cost reduction (e.g., NRE expenses, tooling, etc.). If Paramit, implements such a cost reduction proposal, the savings will be calculated starting on the date of such implementation. For all other cost savings projects, Paramit shall report any cost reduction proposals to Customer on a calendar quarterly basis, and if Paramit achieves any cost reduction in a given calendar quarter, then the cost savings shall be implemented in the subsequent calendar quarters, and shall be reflected in future purchase orders after depletion of any materials purchased at a higher cost or inventory buy down by the Customer.

3.	The following provision is hereby added to the MSA:

Value Engineering. If based on Customer requests or Paramit’s initiatives, Paramit spends time and resources to perform value engineering, reducing cost of the Product, Paramit shall recuperate such investments by shipping products with the prior higher price until all amounts due to Paramit are recovered. Then, the resulting savings will be passed to Customer in accordance with Cost Reduction clause defined in item 2 of this Amendment. For removal of doubt, if Paramit’s value engineering efforts costs $250,000, resulting in $2,500 cost reduction per Product, Paramit will continue to ship 100 units at the higher price of pre value engineering efforts to recuperate its investments of $250,000 (100 units X $2,500 savings per unit). This methodology will apply to value engineering efforts, provided such cost shall not exceed $[***] and recuperation period does not exceed [***] months.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

4.	Section 6.(b) of the Manufacturer Agreement is deleted in its entirety and replaced with the following:

(b). Repair And Replacement After Acceptance. If any product has a defect in workmanship that manifests itself up to fifteen months after Paramit’s shipment of the product Paramit will repair or replace the product as defined in Exhibit A, and Paramit will pay for the shipping to return the product to Paramit and to re-send the repaired or replaced product to Customer in accordance with the terms and conditions set forth under section 7.

5.	Section 4 Product Specification. Remove “material” from the first sentence to read as follows:

Paramit will not make any changes to the Manufacturing Process, Customer’s Specifications, or any other production process, or the controlled process parameters or sources, types or grade classifications of materials used, with respect to any product (“Engineering Change”), without first obtaining written approval from Customer.

Add [***] days to the following sentence:

Paramit will notify Customer of any problem which may adversely affect, or has already adversely affected, any product functionality, performance, manufacture, assembly or test, within [***] days after becoming aware of any such problem, and will submit to Customer any engineering data documenting such problem.

6.	In the last sentence of Section 5 (c), delete [***] and replace it with “in accordance with Exhibit A”.

7.	In Section 6 (c) delete [***] and replace it with “in accordance with Exhibit A”.

(c). If Paramit is unable to repair or replace such product in accordance with Exhibit A, Paramit will refund the price paid for such product.

8.	Section 9 (g) In the first sentence, delete “Within [***] days” and add “Within [***] days”;

(g). Within [***] days of Paramit’s requesting Customer to purchase the excess materials and notifying Customer of the nature of the excess materials and the excess materials purchase price, Customer will issue its purchase order to purchase the excess materials for the excess materials purchase price. Payment terms are net [***].

9.	Section 12 (a) of the Manufacturer Agreement is deleted in its entirety and replaced with the following:

(a). Paramit welcomes increases in orders and or requests for earlier deliveries. Paramit will make reasonable efforts to accommodate such changes. Paramit will promptly investigate lead times, component availability, and possible expediting fees Imposed by vendors (or other third parties) and will advise Customer of feasible delivery dates and increased costs, if any. The parties will negotiate an agreement for the increased number of units of product or accelerated delivery dates based on then prevailing market conditions, including lead times, component availability, and expediting fees. Contingent upon materials lead time and availability, as well as test throughput, Paramit can increase production of the Product as follows: 15-30 days prior to shipment, increase up to [***]% over forecast, 30-60 days up to [***]% over forecast, greater than 60 days [***]% increase over the forecast. In negotiating such an agreement, Paramit will not seek to increase the price of the product except to pass through to Customer increases in materials costs, including any expediting fees and overtime charges for after hours or weekend work requests.

10.	The following provision is hereby added to the Manufacturer Agreement as Section 12 (b) as 12 (b) (i):

(i). if purchase order is issued to Paramit for Tablo X Product and during the subsequent [***] months Outset Medical is required to prepay for the materials cost, then the flexibility window can be modified as follows:

Number of day prior to delivery date scheduled in the PO	% of quantities allowed to push out	Days allowed to push out
0-30	[***]	[***]
31-60	[***]	[***]
61-90	[***]	[***]
90+	[***]	[***]

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Once material prepay is deemed not necessary by Paramit, then the default flexibility window in the Manufacturing Agreement will be In effect.

Number of day prior to delivery date scheduled in the PO	% of quantities allowed to push out	Days allowed to push out
0-60	[***]	[***]
60-90	[***]	[***]
91-120	[***]	[***]
121+	[***]	[***]

11.	Section 16 of the Manufacturer Agreement is deleted in its entirety and replaced with the following:

Books Records and Audits. Paramit will keep complete Product records in accordance with the signed Quality Agreement. After signing exclusivity clause, upon request, Customer will receive cost of material (Costed BOM) and labor for the relevant Products and sub-assemblies.

12.

All terms and provisions of the Manufacturer Agreement, as amended hereby, shall remain in full force and effect. In the event of any conflict or inconsistency between the terms of the Manufacturer Agreement and the terms of this Amendment, this Amendment shall take precedence. The terms and conditions of this Amendment are hereby incorporated into and made a part of the Manufacturer Agreement.

13.	This Amendment may be executed in counterparts, a complete set of which shall constitute one original.

[Signature Page Follows]

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first written above.

Paramit Corporation	Customer
Name:	Name:
Richard Kent	Martin Vazquez
Title:	Title:
C.F.O.	C.O.O.
Date:	Date:
2/21/2018	2/21/2018
Signature:	Signature:
/s/ Richard Kent	/s/ Martin Vazquez

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